SLM Student Loan Trust 2004-10 Quarterly Servicing Report
Report Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 07/01/05-09/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				06/30/2005	Activity	09/30/2005

A	i	Portfolio Balance			$3,639,940,363.90	($78,391,145.47)	$3,561,549,218.43
	ii	Interest to be Capitalized			8,292,896.28		7,774,446.27

	iii	Total Pool			$3,648,233,260.18		$3,569,323,664.70

	iv	Pre-Funding Account Balance			82,440.37		0.00
	v	Supplemental Principal Distribution Amount			(82,440.37)		0.00

	vi	Supplemented Pool			$3,648,233,260.18		$3,569,323,664.70

	vii	Specified Reserve Account Balance			9,120,583.15		8,923,309.16
	viii	Capitalized Interest Account Balance			30,000,000.00		30,000,000.00

	ix	Total Adjusted Pool			$3,687,353,843.33		$3,608,246,973.86

B	i	Weighted Average Coupon (WAC)			4.508%		4.614%
	ii	Weighted Average Remaining Term			273.45		272.49
	iii	Number of Loans			194,891		191,406
	iv	Number of Borrowers			115,159		112,694
	v	Aggregate Outstanding Principal Balance — T-Bill			$312,672,070		$299,195,955
	vi	Aggregate Outstanding Principal Balance — T-Bill (other) *			$225,863,560		$221,298,707
	vii	Aggregate Outstanding Principal Balance — Commercial Paper			$3,109,697,630		$3,048,829,003

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 7/25/05	Balance 10/25/05

C	i	A-1 Notes	78442GNA0	-0.020%	1.00000	$20,641,573.33	$—
	ii	A-2 Notes	78442GNB8	0.020%	1.00000	$566,000,000.00	$507,534,703.86
	iii	A-3 Notes	78442GNC6	0.090%	1.00000	$391,509,870.00	$391,509,870.00
	iv	A-4 Notes**	XS0203062384	5.291%	1.78100	£331,000,000.00	£331,000,000.00
	v	A-5A Notes	78442GNE2	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	vi	A-5B Notes	78442GNF9	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-6A Notes	78442GNG7	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	viii	A-6B Notes	78442GNH5	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	ix	A-7A Notes	78442GNJ1	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	x	A-7B Notes	78442GNK8	0.130%	1.00000	$250,000,000.00	$250,000,000.00
	xi	A-8 Notes***	XS0203069710	0.140%	1.22880	€408,000,000.00	€408,000,000.00
	xii	B Notes	78442GND4	0.370%	1.00000	$118,341,000.00	$118,341,000.00

	Reserve Account					07/25/2005	10/25/2005

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Specified Reserve Acct Balance ($)				$9,120,583.15	$8,923,309.16
	iii	Reserve Account Floor Balance ($)				$5,850,157.00	$5,850,157.00
	iv	Current Reserve Acct Balance ($)				$9,120,583.15	$8,923,309.16

E	Other Accounts					07/25/2005	10/25/2005

	i	Pre-Funding Account				$0.00	$0.00
	ii	Remarketing Fee Accounts (aggregate)				$0.00	$0.00
	iii	Capitalized Interest Account				$30,000,000.00	$30,000,000.00
	iv	Principal Accumulation Accounts (aggregate)				$0.00	$0.00
	v	Supplemental Interest Accounts (aggregate)				$0.00	$0.00
	vi	Investment Reserve Accounts (aggregate)				$0.00	$0.00
	vii	Investment Premium Purchase Accounts (aggregate)				$0.00	$0.00

F	Asset/Liability					07/25/2005	10/25/2005

	i	Total Adjusted Pool				$3,687,353,843.33	$3,608,246,973.86
	ii	Total USD equivalent Notes				$3,687,353,843.33	$3,608,246,973.86
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	See pg S-56 of the prospectus supplement for more information on this category.

II. 2004-10 Transactions from: 06/30/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$86,934,179.85
	ii	Principal Collections from Guarantor	6,416,741.28
	iii	Principal Reimbursements	293,899.04
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$93,644,820.17

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,129.46
	ii	Capitalized Interest	(15,254,804.16)

	iii	Total Non-Cash Principal Activity	$(15,253,674.70)

C	Student Loan Principal Purchases		$0.00

D	Total Student Loan Principal Activity		$78,391,145.47

E	Student Loan Interest Activity
	i	Regular Interest Collections	$24,172,532.39
	ii	Interest Claims Received from Guarantors	300,897.82
	iii	Collection Fees/Returned Items	23,619.94
	iv	Late Fee Reimbursements	320,450.21
	v	Interest Reimbursements	21,117.24
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	14,807,699.26
	viii	Subsidy Payments	2,056,377.99

	ix	Total Interest Collections	$41,702,694.85

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(711.83)
	ii	Capitalized Interest	15,254,804.16

	iii	Total Non-Cash Interest Adjustments	$15,254,092.33

G	Student Loan Interest Purchases		$0.00

H	Total Student Loan Interest Activity		$56,956,787.18

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2004-10 Collection Account Activity 06/30/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$36,325,479.92
	ii	Consolidation Principal Payments	57,025,441.21
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	293,899.04

	vii	Total Principal Collections	$93,644,820.17

B	Interest Collections
	i	Interest Payments Received	$40,915,297.86
	ii	Consolidation Interest Payments	422,209.60
	iii	Reimbursements by Seller	(57.01)
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	17,127.74
	vi	Re-purchased Interest	4,046.51
	vii	Collection Fees/Return Items	23,619.94
	viii	Late Fees	320,450.21

	ix	Total Interest Collections	$41,702,694.85

C	Other Reimbursements		$510,696.50

D	Reserves In Excess of the Requirement		$197,273.99

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$1,194,173.21

M	Funds Released from Capitalized Interest Account		$0.00

N	Supplemental Principal Distribution Amount		$0.00

	TOTAL AVAILABLE FUNDS		$137,249,658.72

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,018,562.13)
		Consolidation Loan Rebate Fees	$(9,298,644.41)

O	NET AVAILABLE FUNDS		$124,932,452.18

P	Servicing Fees Due for Current Period		$1,491,013.34

Q	Carryover Servicing Fees Due		$0.00

R	Administration Fees Due		$25,000.00

S	Total Fees Due for Period		$1,516,013.34

IV. 2004-10 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005	06/30/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.464%	4.561%	133,106	129,155	68.298%	67.477%	$2,286,830,493.27	$2,253,484,761.48	62.826%	63.273%
31-60 Days Delinquent	5.095%	5.098%	5,615	5,455	2.881%	2.850%	99,312,028.35	97,770,854.89	2.728%	2.745%
61-90 Days Delinquent	5.068%	5.319%	3,093	2,805	1.587%	1.465%	50,285,915.74	50,729,623.36	1.382%	1.424%
91-120 Days Delinquent	5.187%	5.318%	1,485	1,831	0.762%	0.957%	23,271,277.75	31,081,492.07	0.639%	0.873%
> 120 Days Delinquent	5.443%	5.493%	4,065	3,775	2.086%	1.972%	61,252,180.40	60,137,643.54	1.683%	1.689%

Deferment
Current	4.090%	4.151%	20,744	21,431	10.644%	11.197%	454,081,648.14	438,181,842.55	12.475%	12.303%

Forbearance
Current	4.693%	4.859%	26,617	26,300	13.657%	13.740%	661,097,834.68	620,205,190.60	18.162%	17.414%

TOTAL REPAYMENT	4.506%	4.610%	194,725	190,752	99.915%	99.658%	$3,636,131,378.33	$3,551,591,408.49	99.895%	99.720%
Claims in Process (1)	6.842%	5.903%	164	654	0.084%	0.342%	$3,795,789.08	$9,957,809.94	0.104%	0.280%
Aged Claims Rejected (2)	4.500%	0.000%	2	0	0.001%	0.000%	$13,196.49	$0.00	0.000%	0.000%
GRAND TOTAL	4.508%	4.614%	194,891	191,406	100.000%	100.000%	$3,639,940,363.90	$3,561,549,218.43	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2004-10 Various Interest Accruals and Swap Payments

A	Borrower Interest Accrued During Collection Period			$39,313,820.76

B	Interest Subsidy Payments Accrued During Collection Period			1,938,375.69

C	SAP Payments Accrued During Collection Period			17,972,878.74

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			1,194,173.21

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(9,298,644.41)

G	Net Expected Interest Collections			$51,120,603.99

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$1,550,000,000.00

	ii	Libor (Interpolated first period)		3.65000%
	iii	Cap %		6.00000%

	iv	Excess Over Cap ( ii-iii )		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I Currency Exchange Swaps

				Royal Bank of Scotland
				A-4 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$589,511,000
		ii	3 Month USD-LIBOR	3.65000%
		iii	Spread	0.09700%

		iv	Pay Rate	3.74700%
		v	Gross Swap Payment Due Counterparty	$5,644,960.83
		vi	Days in Period
			07/25/2005 - 10/25/2005	92

		RBS plc Pays:
		i	Notional Swap Amount (EUR)	£331,000,000.00
		ii	Fixed Note Rate	5.29100%
		iii	Spread	0.00000%

		iv	Pay Rate	5.29100%
		v	Gross Swap Receipt Due Paying Agent	£17,752,461.50
		vi	Days in Period
			10/20/2004 - 10/25/2005	370

				AIG Financial Products
				A-8 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$501,350,400
		ii	3 Month USD-LIBOR	3.65000%
		iii	Spread	0.16150%

		iv	Pay Rate	3.81150%
		v	Gross Swap Payment Due Counterparty	$4,883,403.57
		vi	Days in Period
			07/25/2005 - 10/25/2005	92

		AIG FP Pays:
		i	Notional Swap Amount (EUR)	€408,000,000.00
		ii	3 Month EURIBOR	2.12300%
		iii	Spread	0.14000%

		iv	Pay Rate	2.26300%
		v	Gross Swap Receipt Due Paying Agent	€2,359,554.67
		vi	Days in Period
			07/25/2005 - 10/25/2005	92

VI. 2004-10 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.009276667	7/25/05 - 10/25/05	3.63000%	LIBOR

B	Class A-2 Interest Rate	0.009378889	7/25/05 - 10/25/05	3.67000%	LIBOR

C	Class A-3 Interest Rate	0.009557778	7/25/05 - 10/25/05	3.74000%	LIBOR

D	Class A-4 Interest Rate*	0.053632814	10/20/04 - 10/25/05	5.29100%	FIXED

E	Class A-5A Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

F	Class A-5B Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

G	Class A-6A Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

H	Class A-6B Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

I	Class A-7A Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

J	Class A-7B Interest Rate	0.009660000	7/25/05 - 10/25/05	3.78000%	LIBOR

K	Class A-8 Interest Rate	0.005783222	7/25/05 - 10/25/05	2.26300%	EURIBOR

L	Class B Interest Rate	0.010273333	7/25/05 - 10/25/05	4.02000%	LIBOR

*	A-4 Note interest to be paid to noteholders annually on the October Distribution Date.

VII. 2004-10 Inputs From Prior Period 06/30/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$3,639,940,363.90
	ii	Interest To Be Capitalized	8,292,896.28

	iii	Total Pool	$3,648,233,260.18
	iv	Specified Reserve Account Balance	9,120,583.15
	v	Capitalized Interest	30,000,000.00

	vi	Total Adjusted Pool	$3,687,353,843.33

B	Total Note and Certificate Factor		0.934758632
C	Total Note Balance		$3,687,353,843.33

D	Note Balance 07/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B

	i	Current Factor	0.074250264	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$20,641,573.33	$566,000,000.00	$391,509,870.00	£331,000,000.00	$250,000,000.00	$250,000,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	£—	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	£—	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	£—	$0.00	$0.00

E	Note Balance 07/25/05		Class A-6A	Class A-6B	Class A-7A	Class A-7B	Class A-8	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$250,000,000.00	$250,000,000.00	$250,000,000.00	$250,000,000.00	€408,000,000.00	$118,341,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	€—	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	€—	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	€—	$0.00

F	Reserve Account Balance		$9,120,583.15
G	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
H	Unpaid Administration fees from Prior Quarter(s)		$0.00
I	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
J	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2004-10 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 4/26/2010 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2004-10 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-O )		$124,932,452.18	$124,932,452.18

B	Primary Servicing Fees-Current Month		$1,491,013.34	$123,441,438.84

C	Administration Fee		$25,000.00	$123,416,438.84

D	Aggregate Quarterly Funding Amount		$0.00	$123,416,438.84

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$191,485.00	$123,224,953.84
	ii	Class A-2	$5,308,451.11	$117,916,502.73
	iii	Class A-3	$3,741,964.34	$114,174,538.39
	iv	Class A-4 USD payment to the swap counterparty	$5,644,960.83	$108,529,577.56
	v	Class A-5A	$2,415,000.00	$106,114,577.56
	vi	Class A-5B	$2,415,000.00	$103,699,577.56
	vii	Class A-6A	$2,415,000.00	$101,284,577.56
	viii	Class A-6B	$2,415,000.00	$98,869,577.56
	ix	Class A-7A	$2,415,000.00	$96,454,577.56
	x	Class A-7B	$2,415,000.00	$94,039,577.56
	xi	Class A-8 USD payment to the swap counterparty	$4,883,403.57	$89,156,173.99
	vii	Swap Termination Payments	$0.00	$89,156,173.99

		Total	$34,260,264.85

F	Class B Noteholders’ Interest Distribution Amount		$1,215,756.54	$87,940,417.45

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$20,641,573.33	$67,298,844.12
	ii	Class A-2	$58,465,296.14	$8,833,547.98
	iii	Class A-3	$0.00	$8,833,547.98
	iv	Class A-4	$0.00	$8,833,547.98
	v	Class A-5A	$0.00	$8,833,547.98
	vi	Class A-5B	$0.00	$8,833,547.98
	vii	Class A-6A	$0.00	$8,833,547.98
	viii	Class A-6B	$0.00	$8,833,547.98
	ix	Class A-7A	$0.00	$8,833,547.98
	x	Class A-7B	$0.00	$8,833,547.98
	xi	Class A-8 USD payment to the swap counterparty	$0.00	$8,833,547.98

		Total	$79,106,869.47

H	Supplemental Interest Account Deposit		$0.00	$8,833,547.98

I	Investment Reserve Account Required Amount		$0.00	$8,833,547.98

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$8,833,547.98

K	Increase to the Reserve Account Balance		$0.00	$8,833,547.98

L	Investment Premium Purchase Account Deposit		$0.00	$8,833,547.98

M	Carryover Servicing Fees		$0.00	$8,833,547.98

N	Remaining Swap Termination Fees		$0.00	$8,833,547.98

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$8,833,547.98

P	Excess to Certificateholder		$8,833,547.98	$0.00

*	Principal amounts allocable to the A-4, A-5A, A-5B, A-6A, A-6B, A-7A, and A-7B Notes are deposited into their Accumulation Accounts for distribution on the related Reset Date

X. 2004-10 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$9,120,583.15
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$9,120,583.15
	iv	Required Reserve Account Balance	$8,923,309.16
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$197,273.99
	vii	End of Period Account Balance	$8,923,309.16

B	Pre-Funding Account
	i	Beginning of Period Account Balance	$0.00
	ii	Amount Paid, New Loan Purchases	$0.00
	iii	Funds Released to Collection Account	$0.00

	iv	End of Period Account Balance	$0.00

C	Capitalized Interest Account
	Capitalized Interest Account release date		10/26/2006
	i	Beginning of Period Account Balance	$30,000,000.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$30,000,000.00

D	Remarketing Fee Account		Class A-4	Class A-5A	Class A-5B	Class A-6A	Class A-6B	Class A-7A	Class A-7B	Class A-8

	i	Next Reset Date	10/26/2009	07/25/2011	07/25/2011	10/25/2011	10/25/2011	01/25/2012	01/25/2012	10/27/2014
	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Accumulation Accounts		Class A-4	Class A-5A	Class A-5B	Class A-6A	Class A-6B	Class A-7A	Class A-7B

	i	Accumulation Account Beginning Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iii	Principal Payments to the Noteholders on Reset Date	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Ending Accumulation Account Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

F	Supplemental Interest Account		Class A-4	Class A-5A	Class A-5B	Class A-6A	Class A-6B	Class A-7A	Class A-7B

	i	Three Month Libor Determined (Interpolation for initial period)	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	ii	Investment Rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	iii	Difference	n/a	n/a	n/a	n/a	n/a	n/a	n/a

	iv	Supplemental Interest Account Beginning Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	vi	Number of Days Through Next Reset Date	1,462	2,099	2,099	2,191	2,191	2,283	2,283
	vii	Supplemental Interest Account Deposit Amount	n/a	n/a	n/a	n/a	n/a	n/a	n/a

G	Investment Premium Purchase Account		Class A-4	Class A-5A	Class A-5B	Class A-6A	Class A-6B	Class A-7A	Class A-7B

	i	Beginning of Period Account Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Required Quarterly Deposit	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iii	Carryover amounts from previous periods	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Funds Released into Collection Account	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vi	End of Period Account Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

H	Investment Reserve Account		Class A-4	Class A-5A	Class A-5B	Class A-6A	Class A-6B	Class A-7A	Class A-7B

	i	Balance	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	ii	Requirement	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iii	Funds Released into Collection Account	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Have there been any downgrades to any eligible investments?	N	N	N	N	N	N	N

XI. 2004-10 Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5A	Class A-5B
	i	Quarterly Interest Due			$191,485.00	$5,308,451.11	$3,741,964.34	£17,752,461.50	$2,415,000.00	$2,415,000.00
	ii	Quarterly Interest Paid			191,485.00	5,308,451.11	3,741,964.34	17,752,461.50	2,415,000.00	2,415,000.00

	iii	Interest Shortfall			$0.00	$0.00	$0.00	£—	$0.00	$0.00

	iv	Quarterly Principal Due			$20,641,573.33	$58,465,296.14	$0.00	£—	$0.00	$0.00
	v	Quarterly Principal Paid			20,641,573.33	58,465,296.14	0.00	—	0.00	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	£—	$0.00	$0.00

	vii	Total Distribution Amount			$20,833,058.33	$63,773,747.25	$3,741,964.34	£17,752,461.50	$2,415,000.00	$2,415,000.00

B	Distribution Amounts (cont’d)				Class A-6A	Class A-6B	Class A-7A	Class A-7B	Class A-8	Class B
	i	Quarterly Interest Due			$2,415,000.00	$2,415,000.00	$2,415,000.00	$2,415,000.00	€2,359,554.67	$1,215,756.54
	ii	Quarterly Interest Paid			2,415,000.00	2,415,000.00	2,415,000.00	2,415,000.00	2,359,554.67	1,215,756.54

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	€—	$0.00

	iv	Quarterly Principal Due			$0.00	$0.00	$0.00	$0.00	€—	$0.00
	v	Quarterly Principal Paid			0.00	0.00	0.00	0.00	—	0.00

	vi	Quarterly Principal Shortfall			$0.00	$0.00	$0.00	$0.00	€—	$0.00

	vii	Total Distribution Amount			$2,415,000.00	$2,415,000.00	$2,415,000.00	$2,415,000.00	€2,359,554.67	$1,215,756.54

C	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$3,687,353,843.33
	ii	Adjusted Pool Balance 9/30/05			3,608,246,973.86

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)			$79,106,869.47

	iv	Adjusted Pool Balance 6/30/05			$3,687,353,843.33
	v	Adjusted Pool Balance 9/30/05			3,608,246,973.86

	vi	Current Principal Due (iv - v)			$79,106,869.47
	vii	Principal Shortfall from Prior Period			—

	viii	Principal Distribution Amount (vi + vii)			$79,106,869.47

	x	Principal Distribution Amount Paid			$79,106,869.47

	xi	Principal Shortfall (viii - ix)			$0.00

D	Total Principal Distribution
	i	USD			$79,106,869.47
	ii	GBP			£—
	iii	EUR			€—

E	Total Interest Distribution
	i	USD			$24,947,656.99
	ii	GBP			£17,752,461.50
	iii	EUR			€2,359,554.67

F	Note Balances			07/25/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GNA0	$20,641,573.33		$0.00
		A-1 Note Pool Factor		0.074250264	0.074250264	0.000000000

	ii	A-2 Note Balance	78442GNB8	$566,000,000.00		$507,534,703.86
		A-2 Note Pool Factor		1.000000000	0.103295576	0.896704424

	iii	A-3 Note Balance	78442GNC6	$391,509,870.00		$391,509,870.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	XS0203062384	£331,000,000.00		£331,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5A Note Balance	78442GNE2	$250,000,000.00		$250,000,000.00
		A-5A Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-5B Note Balance	78442GNF9	$250,000,000.00		$250,000,000.00
		A-5B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-6A Note Balance	78442GNG7	$250,000,000.00		$250,000,000.00
		A-6A Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-6B Note Balance	78442GNH5	$250,000,000.00		$250,000,000.00
		A-6B Note Pool Factor		1.000000000	0.000000000	1.000000000

	ix	A-7A Note Balance	78442GNJ1	$250,000,000.00		$250,000,000.00
		A-7A Note Pool Factor		1.000000000	0.000000000	1.000000000

	x	A-7B Note Balance	78442GNK8	$250,000,000.00		$250,000,000.00
		A-7B Note Pool Factor		1.000000000	0.000000000	1.000000000

	xi	A-8 Note Balance	XS0203069710	€408,000,000.00		€408,000,000.00
		A-8 Note Pool Factor		1.000000000	0.000000000	1.000000000

	xii	B Note Balance	78442GND4	$118,341,000.00		$118,341,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2004-10 Historical Pool Information

			07/01/05-09/30/05	4/1/05-6/30/05	1/1/05-3/31/05	10/20/04-12/31/04

Beginning Student Loan Portfolio Balance			$3,639,940,363.90	$3,726,724,041.17	$3,806,595,902.58	$2,908,120,083.70

	Student Loan Principal Activity
	i	Regular Principal Collections	$86,934,179.85	$91,938,057.31	$66,395,101.90	$35,331,206.75
	ii	Principal Collections from Guarantor	6,416,741.28	5,222,710.52	4,550,164.21	1,543,606.76
	iii	Principal Reimbursements	293,899.04	2,765,143.00	22,457,259.30	46,816,658.99
	iv	Other System Adjustments	0.00	0.00	0.00	0.00

	v	Total Principal Collections	$93,644,820.17	$99,925,910.83	$93,402,525.41	$83,691,472.50
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$1,129.46	$8,976.90	$(1,769.48)	$(13,599.70)
	ii	Capitalized Interest	(15,254,804.16)	(13,151,210.46)	(13,528,894.52)	(9,319,270.83)

	iii	Total Non-Cash Principal Activity	$(15,253,674.70)	$(13,142,233.56)	$(13,530,664.00)	$(9,332,870.53)
	Student Loan Principal Purchases		$0.00	$0.00	$0.00	$(972,834,420.85)

(-)	Total Student Loan Principal Activity		$78,391,145.47	$86,783,677.27	$79,871,861.41	$(898,475,818.88)

	Student Loan Interest Activity
	i	Regular Interest Collections	$24,172,532.39	$24,778,876.62	$26,182,122.08	$20,507,036.26
	ii	Interest Claims Received from Guarantors	300,897.82	203,628.01	84,411.41	19,939.53
	iii	Collection Fees/Returned Items	23,619.94	20,700.54	4,157.83	1,801.27
	iv	Late Fee Reimbursements	320,450.21	327,255.64	357,688.61	193,829.77
	v	Interest Reimbursements	21,117.24	11,519.87	106,010.51	208,029.72
	vi	Other System Adjustments	0.00	0.00	0.00	0.00
	vii	Special Allowance Payments	14,807,699.26	12,102,189.21	6,031,047.16	0.00
	viii	Subsidy Payments	2,056,377.99	2,106,512.33	1,527,271.71	0.00

	ix	Total Interest Collections	$41,702,694.85	$39,550,682.22	$34,292,709.31	$20,930,636.55

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(711.83)	$(793.02)	$(52.87)	$(2,025.42)
	ii	Capitalized Interest	15,254,804.16	13,151,210.46	13,528,894.52	9,319,270.83

	iii	Total Non-Cash Interest Adjustments	$15,254,092.33	$13,150,417.44	$13,528,841.65	$9,317,245.41

	Student Loan Interest Purchases		$0.00	$0.00	$0.00	$(2,946,746.70)
	Total Student Loan Interest Activity		$56,956,787.18	$52,701,099.66	$47,821,550.96	$27,301,135.26

(=)	Ending Student Loan Portfolio Balance		$3,561,549,218.43	$3,639,940,363.90	$3,726,724,041.17	$3,806,595,902.58
(+)	Interest to be Capitalized		$7,774,446.27	$8,292,896.28	$7,183,875.56	$5,584,787.19

(=)	TOTAL POOL		$3,569,323,664.70	$3,648,233,260.18	$3,733,907,916.73	$3,812,180,689.77
(+)	Pre-Funding Account Balance		0.00	0.00	82,440.37	82,440.37
(-)	Supplemental Principal Distribution Amount		0.00	0.00	(82,440.37)	0.00
(=)	Supplemented Pool		$3,569,323,664.70	$3,648,233,260.18	$3,733,907,916.73	$3,812,263,130.14

(+)	Reserve Account Balance		8,923,309.16	9,120,583.15	9,334,975.89	9,530,657.83
(+)	Capitalized Interest Account Balance		30,000,000.00	30,000,000.00	30,000,000.00	30,000,000.00

(=)	Total Adjusted Pool		$3,608,246,973.86	$3,687,353,843.33	$3,773,242,892.62	$3,851,793,787.97

XIII. 2004-10 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-05	$3,733,907,917	7.04%

Jul-05	$3,648,233,260	7.37%

Oct-05

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the pool balance as of 12/31/04.